Exhibit 99.1

Higher One Holdings, Inc. Reports Third Quarter 2010 Financial Results

•	Third quarter revenue increased 82% year-over-year to $37.2 million

•	1.5 million OneAccounts at the end of the third quarter, up 66% from a year ago

New Haven, CT, November 9, 2010 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One”) today announced financial results for the third quarter of 2010. The technology and payments services provider reported revenue of $37.2 million, up 82% from $20.5 million in the third quarter of 2009. The year-over-year revenue growth was primarily attributable to an increase in the number of OneAccounts and the addition of the results of Higher One Payments, Inc. (the Informed Decisions Corporation acquisition), which was acquired in the fourth quarter of 2009.

“Higher One continues to grow at a rapid pace because we continue to help schools and students save money,” explained Dean Hatton, President and CEO of Higher One. “Our streamlined financial aid disbursement process helps schools become more efficient, while providing students with the choice of how they want to receive their refund, and we believe that on average, the FDIC-insured OneAccount costs students less than half of what the average checking account costs its customers.”

Higher One also reported GAAP net income of $6.4 million, and non-GAAP adjusted net income, which excludes stock-based compensation, stock-based and other customer acquisition expense, and amortization of intangible assets, was $8.8 million. GAAP Diluted EPS was $0.11 in the quarter, up from $0.09 in the third quarter of 2009. Non-GAAP adjusted EPS was $0.15, up from $0.10 a year ago. In the third quarter of 2010, non-GAAP adjusted EBITDA was $15.5 million, up 71% from $9.1 million in the same period last year.

The number of OneAccounts at the end of the third quarter of 2010 totaled 1.5 million, up 66% from approximately 925,000 in the third quarter of 2009. Total enrollment at higher education clients who have purchased the OneDisburse product increased to 3.3 million, an increase of more than 1 million from 2.2 million in the third quarter of 2009. Total enrollment at higher education clients who have purchased the CASHNet suite of payment products increased to 2.5 million, up approximately 685,000 from 1.8 million in the year-ago period.

Operating cash flow in the quarter was $9.8 million, up 42% from $6.9 million in the third quarter of 2009. Cash, cash equivalents, and liquid investments totaled $36.7 million at September 30, 2010.

Higher One issued revenue guidance for the fourth quarter of 2010 and full-year 2011 of $34.5 – $36.5 million and $172.0 – $180.0 million, respectively. The company issued GAAP diluted EPS guidance for the fourth quarter of 2010 and full-year of 2011 of $0.02 – $0.11 and $0.39 – $0.56, respectively. Noting that GAAP diluted EPS is subject to material and unpredictable impacts from certain M&A-related customer acquisition expenses, the company issued fourth quarter 2010 and full-year 2011 non-GAAP adjusted diluted EPS guidance of $0.12 – $0.14 and $0.67 – $0.73, respectively. The company believes that the non-GAAP adjusted diluted EPS measure, which excludes stock-based compensation, stock-based and other customer acquisition expense, and amortization of intangible assets, and the related tax expense, provides a useful view of more predictable and normalized business trends.

Quarterly Conference Call Information

Higher One will host a conference call at 5 p.m. EST today to discuss third quarter results. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://www.ir.higherone.com/. In addition, an archive of the webcast will be available for 90 days through the same link.

About Higher One

Founded in 2000, Higher One is a leading company focused on helping higher education institution business offices manage operations and provide enhanced service to students. Through a full array of services from refunds, payments, electronic billing, payment plans and more, Higher One works closely with colleges and universities to ensure students receive financial aid refunds quickly, can pay tuition and bills online, make on-campus and community purchases, and learn the basics of financial management. Higher One provides its services to more than 5.3 million students at distinguished public and private higher education institutions nationwide. More information about Higher One can be found at http://www.higherone.com.

Forward-Looking Statements

This press release includes forward-looking statements, as defined by the Securities and Exchange Commission. Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied. These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. Information about the factors that could affect future performance can be found in our recent SEC filings.

Use of Non-GAAP Financial Measures

This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS. We believe that these non-GAAP measures, which exclude amortization of intangibles, stock based compensation, and certain non-recurring or non-cash impacts to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations. Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts

Investor Relations:             Ken Goff, 203-776-7776 x4462, kgoff@higherone.com

Media Relations:                 Lisa Giangiulio, 212-642-7782, lisa.giangiulio@edelman.com

Higher One Holdings, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands of dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Revenue:
Account revenue	$18,274	$26,880	$45,202	$78,243
Payment transaction revenue	27	5,496	33	12,011
Higher education institution revenue	1,305	3,528	3,218	8,949
Other revenue	897	1,321	1,749	2,531

Total revenue	20,503	37,225	50,202	101,734
Cost of revenue	6,437	13,049	15,928	33,876

Gross margin	14,066	24,176	34,274	67,858
Operating expenses:
General and administrative	4,411	8,278	11,976	23,861
Product development	580	762	1,670	2,524
Sales and marketing	1,574	4,356	5,869	13,776

Total operating expenses	6,565	13,396	19,515	40,161

Income from operations	7,501	10,780	14,759	27,697
Interest income	(1)	(10)	(2)	(13)
Interest expense	113	84	394	560

Net income before income taxes	7,389	10,706	14,367	27,150
Income tax expense	2,596	4,277	5,115	10,628

Net income	4,793	6,429	9,252	16,522

Net income available to common stockholders:
Basic	$929	$6,429	$1,765	$8,543
Participating securities	3,864	—	7,487	7,979

Diluted	$4,793	$6,429	$9,252	$16,522

Weighted average shares outstanding:
Basic	9,564,003	53,987,601	9,178,938	26,370,541
Diluted	53,620,072	59,154,446	52,969,586	56,661,610
Net income available to common stockholders per common share:
Basic	$0.10	$0.12	$0.19	$0.32
Diluted	$0.09	$0.11	$0.17	$0.29

Higher One Holdings, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands of dollars, except share and per share amounts)

	December 31, 2009	September 30, 2010
Assets
Current assets:
Cash and cash equivalents	$3,339	$21,932
Investments	—	14,738
Accounts receivable	2,359	4,028
Income receivable	3,337	4,394
Deferred costs	33	17
Deferred tax assets	477	250
Prepaid expenses and other current assets	2,468	3,290
Restricted Cash	—	8,250

Total current assets	12,013	56,899

Deferred costs	5,332	5,239
Fixed assets, net	4,221	8,975
Intangible assets, net	21,526	19,224
Goodwill	15,058	15,830
Other assets	545	653

Total assets	58,695	106,820

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	2,800	2,685
Accrued expenses	8,695	9,884
Current portion of capital lease obligations	7	—
Current portion of line of credit	18,000	—
Acquisition payable	9,640	8,148
Deferred revenue	5,258	8,896

Total current liabilities	44,400	29,613

Deferred revenue	1,428	1,941
Deferred tax liabilities	5,761	2,270

Total liabilities	51,589	33,824

Stockholders’ equity:
Convertible preferred stock, $.001 par value; 20,000,000 shares authorized; 12,975,169 shares issued and outstanding at December 31, 2009; no shares issued or outstanding at September 30, 2010 (liquidation preference of $54,148 for December 31, 2009)	80,954	—
Common stock, $.001 par value; 200,000,000 shares authorized; 12,276,765 and 55,881,409 shares issued and outstanding at December 31, 2009 and September 30, 2010, respectively;	12	56
Additional paid-in capital	4,624	134,902
Accumulated deficit, net of 2008 $93,928 of stock tender transaction	(78,484)	(61,962)

Total stockholders’ equity	7,106	72,996

Total liabilities and stockholders’ equity	58,695	106,820

Higher One Holdings, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands of dollars)

	Nine Months Ended September 30,
	2009	2010
Cash flows from operating activities
Net income	$9,252	$16,522
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,887	5,321
Amortization of deferred finance costs	77	153
Non-cash interest expense	—	258
Stock-based customer acquisition expense	1,895	6,988
Stock-based compensation	963	2,184
Deferred income taxes	(492)	(4,024)
Changes in operating assets and liabilities:
Accounts receivable	(447)	(1,669)
Income receivable	(402)	(1,057)
Deferred costs	(1,192)	(1,917)
Prepaid expenses and other current assets	(1,743)	(822)
Other assets	(3)	(109)
Accounts payable	(779)	(115)
Accrued expenses	2,433	1,188
Deferred revenue	(42)	4,140

Net cash provided by operating activities	11,407	27,041

Cash flows from investing activities
Investment securities, available for sale:
Purchases	—	(20,818)
Proceeds from sales and maturities	—	6,080
Purchases of fixed assets, net of disposals	(1,030)	(5,899)
Payment of acquisition payable	—	(1,750)
Payment to escrow agent	—	(8,250)

Net cash used in investing activities	(1,030)	(30,637)

Cash flows from financing activities
Repayment of capital lease obligations	(24)	(7)
Proceeds from line of credit	3,000	4,000
Repayments of line of credit	(10,150)	(22,000)
Proceeds from issuance of common stock, net of issuance costs	495	37,209
Tax benefit related to options	—	2,170
Proceeds from exercise of stock options, net of repurchases	119	817

Net cash (used in) provided by financing activities	(6,560)	22,189

Net change in cash and cash equivalents	3,817	18,593
Cash and cash equivalents at beginning of period	1,488	3,339

Cash and cash equivalents at end of period	5,305	21,932

Supplemental information:
Cash paid for interest	$506	$148
Income taxes paid	$6,120	$11,979

Higher One Holdings, Inc.

Unaudited Supplemental Operating Data

(in thousands)

	Three Months Ended
	Sept 30, 2009	Dec 31, 2009	March 31, 2010	June 30, 2010	Sept 30, 2010
OneDisburse SSE (1)	2,213	2,331	2,663	2,833	3,264
y/y growth	—	—	46%	35%	48%
CASHNet Suite SSE (2)	1,765	1,949	2,202	2,315	2,450
y/y growth	—	—	43%	40%	39%
Ending OneAccounts (3)	925	1,004	1,207	1,235	1,538
y/y growth	—	—	84%	82%	66%

(1)	OneDisburse SSE is defined as the number of students enrolled at institutions that have signed contracts to use the OneDisburse product by the end of a given period
(2)	CASHNet Suite SSE is defined as the number of students enrolled at institutions that have signed contracts to use one or more CASHNet Suite of Payment Products by the end of a given period, fully reflecting the number of clients prior to the acquisition of Informed Decisions Corp.
(3)	Ending OneAccounts is defined as the number of open accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Net income	$4,793	$6,429	$9,252	$16,522
Interest income	($1)	($10)	($2)	($13)
Interest expense	113	84	394	560
Income tax expense	2,596	4,277	5,115	10,628
Depreciation and amortization	633	1,947	1,887	5,321

EBITDA	8,134	12,727	16,646	33,018
Stock-based and other customer acquisition expense	227	2,139	1,895	7,448
Stock-based compensation expense	341	643	963	2,184
Milestone bonus	375	—	675	—

Adjusted EBITDA	$9,077	$15,509	$20,179	$42,650

Revenues	$20,503	$37,225	$50,202	$101,734
Net Income Margin	23.4%	17.3%	18.4%	16.2%
Adjusted EBITDA Margin	44.3%	41.7%	40.2%	41.9%

Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and

Adjusted Diluted EPS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Net income	$4,793	$6,429	$9,252	$16,522
Stock-based and other customer acquisition expense	227	2,139	1,895	7,448
Stock-based compensation expense - ISO	152	338	404	1,148
Stock-based compensation expense - NQO	189	305	559	1,036
Milestone bonus expense	375	—	675	—
Amortization of intangibles	86	768	305	2,303
Amortization of finance costs	32	51	77	153

Total pre-tax adjustments	1,061	3,601	3,915	12,088
Tax rate	35.9%	38.6%	35.9%	38.6%
Tax adjustment	(326)	(1,259)	(1,260)	(4,223)

Adjusted net income	$5,528	$8,771	$11,907	$24,387

Diluted average weighted shares outstanding	53,620	59,154	52,970	56,662
Diluted EPS	$0.09	$0.11	$0.17	$0.29
Adjusted Diluted EPS	$0.10	$0.15	$0.22	$0.43
Revenues	$20,503	$37,225	$50,202	$101,734
Net Income Margin	23.4%	17.3%	18.4%	16.2%
Adjusted Net Income Margin	27.0%	23.6%	23.7%	24.0%

Three Months Ending December 31, 2010
	GAAP	Non-GAAP (a)
Revenues (in millions)	$34.5 - $36.5	$34.5 - $36.5
Diluted EPS	$0.02 - $0.11	$0.12 - $0.14

(a)	Estimated Non-GAAP amounts above for the three months ending December 31, 2010 reflect the estimated quarterly adjustments that exclude (i) the amortization of intangibles and finance costs of approximately $800,000, (ii) stock-based compensation expense of approximately $750,000, and (iii) stock-based and other customer acquisition expense of approximately $1.5 million to $8.0 million.

Stock-based and other customer acquisition expense primarily relates to our acquisition of EduCard in 2008, in connection with which we issued restricted stock, and IDC in 2009. We calculate the stock-based and other customer acquisition expense based on the undergraduate enrollment at higher education clients acquired relating to the acquisition, and the market value of our common stock at the time the client is acquired. It is difficult to predict with any degree of certainty either the number of new higher education clients we will acquire, the timing of future customer acquisitions, or the market value of our common stock at any time, resulting in a wide range of expected expense.

Twelve Months Ending December 31, 2011
	GAAP	Non-GAAP (b)
Revenues (in millions)	$172.0 - $180.0	$172.0 - $180.0
Diluted EPS	$0.39 - $0.56	$0.67 - $0.73

(b)	Estimated Non-GAAP amounts above for the twelve months ending December 31, 2011 reflect the estimated annual adjustments, that exclude the amortization of intangibles and finance costs of approximately $3.0 million, stock-based compensation expense of approximately $3.5 million, and stock-based and other customer acquisition expense of approximately $9.0 million to $20.0 million.

Stock-based and other customer acquisition expense primarily relates to our acquisition of EduCard in 2008, in connection with which we issued restricted stock, and IDC in 2009. We calculate the stock-based and other customer acquisition expense based on the undergraduate enrollment at higher education clients acquired relating to the acquisition, and the market value of our common stock at the time the client is acquired. It is difficult to predict with any degree of certainty either the number of new higher education clients we will acquire, the timing of future customer acquisitions, or the market value of our common stock at any time, resulting in a wide range of expected expense.